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                                  EXHIBIT 99.5


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LANDMARK FINANCIAL CORP.

NUMBER OF SHARES
Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum purchase is 25 shares.

METHOD OF PAYMENT
Check the appropriate box(es). You may pay by check, bank draft or money order and/or authorize withdrawal from your Landmark Community Bank savings or certificate account(s). If paying by certified or teller's check, please make it payable to Landmark Community Bank. Your funds will earn interest at the Bank's certificate rate per annum until the offering is completed. If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest from a savings or certificate account at the same account rate and cannot be withdrawn by you until the Closing Date, as defined on the front page of the Prospectus.

STOCK REGISTRATION
Print the name(s) in which you want the stock registered. See the reverse side of this form for registration guidelines.

Enter the social security number (or tax I.D. number) of the registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check other and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included.

NASD AFFILIATION
Please refer to the National Association of Securities Dealers, Inc. (NASD) affiliation section and check the box if applicable. Under the guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon the purchase of such securities, as established by the NASD.

_____     Check here and initial below if you are a member of the NASD or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 150 days following issuance, and (ii) to report this purchase order in writing to the applicable NASD member I am associated with within one day of the payment for the stock. (Initials)_________

ACKNOWLEDGMENT
Sign and date the form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

DEADLINE
This form along with the Form of Acknowledgment, properly executed and with the correct payments must be received by Noon, Eastern Time, ___________, 1997 and will be deemed received upon the date and the time of delivery of the form to our office. Please submit your order using the enclosed postage-paid envelope or hand-delivering to any Landmark Community Bank office.

TELEPHONE INFORMATION
Please enter both a daytime and evening telephone number where you may be reached in the event we cannot execute your order as given.

Daytime Phone (   )______________

Evening Phone (   )______________



                                     STOCK ORDER FORM

Number of   Offering      Total
 Shares       Price     Amount Due

______ X     $ 10.00    =_________

_____ Enclosed is a certified teller's check, bank draft, or money order payable to Landmark Community Bank for $________.

_____ I authorize withdrawal from the following Landmark Community Bank account(s):


Account Number(s)           Amount

                            $
                            $
Total Withdrawal            $

_______________________________________________
Name(s) in which your stock is to be registered

_______________________________________________
Name(s) in which your stock is to be registered

_______________________________________________
Address

_______________________________________________
City                 County

_______________________________________________
State                       Zip Code

_______________________________________________
Social Security # or Tax ID #

____ Individual  _____ Joint Tenants _______ Tenants in Common
_______ Uniform Gift or Transfer to Minors
_______ Other _____________________________________

I (we) acknowledge receipt of the Prospectus and the terms and conditions described therein. I (we) understand that, after receipt by Landmark Community Bank, this order may not be modified or withdrawn without the consent of Landmark Community Bank. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion, and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I
(we) certify that: (1) the Social Security number or Taxpayer Identification number given above is correct; and (2) I am not subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY INVESTORS FEDERAL OR ANY FEDERAL OR STATE GOVERNMENT OR AGENCY.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Northwest Regional Director of the Office of Thrift Supervision, Jersey City, New Jersey at
(201) 413-1000.

I further certify that, before purchasing the Common Stock of Landmark Financial Corp., I received a Prospectus. The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. See the "Risk Factors" section of the Prospectus. In executing this Stock Order Form I affirm that I have read the Prospectus and am aware of the risks associated with investing in Landmark Financial Corp. Common Stock.

_____________________________________________________
Signature                                 Date

_____________________________________________________
Additional Signature  (if required)       Date


    FOR ASSISTANCE, PLEASE CALL THE STOCK INFORMATION CENTER, LANDMARK COMMUNITY BANK, AT (___) ___-____ FROM 9:00 A.M. TO 5:00 P.M., EASTERN TIME, MONDAY THROUGH FRIDAY.


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                       GUIDELINES FOR REGISTERING STOCK

    For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registration which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your Landmark Financial Corp. common stock should be registered, see your legal advisor.

    To ensure correct registration, please follow the instructions for the ownership you select.

______________________________________________________________________________
GENERAL INSTRUCTION:  - Include the first name, middle initial, and last name of each person listed. Avoid the use of an initial in place of the first name.

                      - Do not use titles such as Mr., Mrs., Dr., etc.

                      - Omit words that do not affect ownership rights such
                        as special account, personal property, etc.
______________________________________________________________________________
INDIVIDUAL:           Instructions: Print the first name, middle initial, and
                      last name of the person in whose name the stock is to
                      be registered.  You may not list beneficiaries for this
                      ownership.
______________________________________________________________________________
JOINT TENANTS:        Joint Tenancy with Right of Survivorship identifies two
                      or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                      Instructions: Print the first name, middle initial, and
                      last name of each co-tenant.  You may not list
                      beneficiaries for this ownership.
______________________________________________________________________________
UNIFORM GIFTS TO      For residents of certain states, stock may be held in
MINORS/UNIFORM        the name of a custodian for the benefit of a minor
TRANSFERS TO MINORS:  under the Uniform Transfers to Minors Act.  For residents of most other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

                      Instructions: If you are a New York resident and wish to register stock in this ownership check Uniform Transfers to Minors Act. For other states, see your legal advisor if you are unsure about the correct registration of your stock.

                      On the first NAME line, print the first name, middle initial, and last name of the custodian, with the abbreviation CUST after the name

                      Print the first name, middle initial, and last name of the minor on the second NAME line. Only one custodian and one minor may be designated.

                      Please indicate the minor's social security number in the signature block.
______________________________________________________________________________
OTHER: Generally, fiduciary relationships (such as Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                      Instructions: On the first NAME line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first NAME line. Following the name, print the fiduciary title such as conservator, personal representative, etc.

                      On the second NAME line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the date and type of legal document establishing the fiduciary relationship (agreement, court order, etc.) (Use the space marked OTHER if necessary). Please contact us if you have any questions.

                      EXAMPLE OF A FIDUCIARY REGISTRATION:
                      John D. Smith Trustee for Tom A. Smith Under Agreement Dated 06/09/74.

                      PLEASE NOTE THAT TOTTEN TRUST AND PAYABLE ON DEATH
                      OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK.
                      For example, stock cannot be registered as John Doe
                      Trustee for Jane Doe or John Doe Payable on Death to
                      Jane Doe.
______________________________________________________________________________
NASD AFFILIATION:     Please refer to the NASD AFFILIATION statement on the
                      face of this form.  If applicable, initial where
                      indicated and check the box.  the National Association
                      of Securities Dealers, Inc. Interpretation With Respect
                      to Free-Riding and Withholding (the Interpretation)
                      restricts the sale of a hot issue (securities that
                      trade at a premium in the aftermarket) to NASD members,
                      persons associated with NASD members (i.e., an owner,
                      director, officer, partner, employee or agent of a NASD
                      member) and certain members of their families.  Such
                      persons are required to indicate that they will comply
                      with certain conditions required for an exemption from
                      the restrictions.
______________________________________________________________________________

F:\CLIENTS\1019 STKORDER.FRM